UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
T3 MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-150888 (Commission File Number)	20-4987549 (IRS Employer Identification No.)

2990 Airway Avenue, Suite A Costa Mesa, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 619-3600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
     This Form 8-K and other reports filed by T3 Motion, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) On January 28, 2010, the Board of Directors accepted the resignation of Kelly Anderson as a member of the Board of Directors of the Company which was effective immediately. Ms. Anderson will continue to serve as the Company’s Chief Financial Officer. There were no disagreements between Ms. Anderson and any of our officers or directors.
(d) On January 28, 2010, the Board of Directors of the Registrant appointed Robert Thomson (“Thomson”) as a new member of the Board of Directors to fill the vacancy resulting from Ms. Anderson’s resignation. Thomson was appointed for a 1-year term subject to re-election by the Shareholders.
Robert H. Thomson has been a Director at Vision Capital Advisors, LLC since 2007, a New York based private equity manager, where he oversees the firm’s growth equity investments in consumer retail, industrials, and homeland defense and security companies. Vision Capital Advisors LLC is the manager of two funds that hold debt and equity securities of the Registrant — Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Funds LP. At Vision, Mr. Thomson manages investment opportunities for the funds and works closely with its portfolio companies in executing their growth plans. He currently sits on the Board of Directors for Juma Technology Corp., a converged network integrator and software developer based in New York that trades on the OTC Bulletin Board (OTCBB: JUMT) and Microblend Technologies, Inc., a private company that is a developer of automatic paint creation systems for retailers. From 2005 to 2007, Mr. Thomson was the Managing Director of The Arkin Group, LLC in charge of operations, financial management and growth strategies for this international business intelligence firm. Mr. Thomson has an MBA from the Harvard Business School and a BA from Haverford College. He has studied Chinese language and history at Nankai University in China and Tunghai University in Taiwan. Mr. Thomson is also a term member at the Council on Foreign Relations.
There are no family relationships among the directors or executive officers.
There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.
There is no material plan, contract or arrangement (whether or not written) to which Mr. Thomson is a party or in which he participates that has entered into or material amendment in connection with the triggering event or any grant or award to Mr. Thomson or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC. (Registrant)
Date: February 2, 2010	/s/ Kelly Anderson
Kelly Anderson, Chief Financial Officer